Exhibit 99.1

Nordson Corporation Reports Excellent Fiscal Year 2010 First Quarter Results

  Sales increase 18 percent over previous year to $221 million
  Operating profit of $36 million nearly triples level of a year ago
  Diluted EPS of $0.78 more than doubles level of a year ago
  Second quarter sales expected to increase 26 to 30 percent over prior year; $0.85 midpoint of EPS guidance more than doubles level of a year ago

WESTLAKE, Ohio--(BUSINESS WIRE)--February 22, 2010--Nordson Corporation (Nasdaq: NDSN) today reported first quarter sales, operating profit and diluted earnings per share that were significantly improved compared to the same period a year ago. For the quarter ending January 31, 2010, sales were $221 million, an 18 percent increase over the prior year’s first quarter sales, with volume up 12 percent and the remainder of the increase coming from the favorable effects of currency translation. Operating profit for the quarter was $36 million, nearly triple the $13 million generated in the first quarter a year ago. First quarter diluted earnings per share were $0.78, inclusive of a $0.09 one-time tax benefit and a $0.01 restructuring charge. This level of earnings per share is more than double the amount of last year’s first quarter.

“Nordson delivered substantially improved results in the quarter, driven by improved order rates, our continued penetration of emerging end markets, ongoing development of new applications, a lower cost structure and the ongoing focus and execution of our global team,” said Nordson President and Chief Executive Officer Michael F. Hilton. “Earnings per share exceeded the high end of our expectations, underpinned by an operating margin that was more than double the level of the prior year’s first quarter and greater than the strong first quarter of 2008. In addition, we continued to generate strong cash flow.”

First Quarter Segment and Regional Results
Nordson delivered year-over-year sales increases in all three business segments and in nearly every geographic region. “We continued to see the strong return of demand in our Advanced Technology segment, where sales improved by 36 percent over the prior year, and operating margin reached 18 percent,” said Hilton. “Adhesive Dispensing sales grew by 12 percent over the prior year, and operating margin remained very strong at 28 percent. Within Industrial Coating Systems, demand from consumer durable goods manufacturers remained soft, though order rates in this segment improved in the later part of the quarter.”

Detailed results by operating segment and geography are included in the attached tables.

Order Rates and Backlog
Order rates for the 12-week period ending February 14, 2010, measured in constant currency, increased 33 percent over the same period a year ago. Order rates by segment and geography are provided in the accompanying financial tables.

Backlog at the end of the first quarter was approximately $102 million, an increase of 26 percent compared with $81 million at the end of the first quarter a year ago, and an increase of 31 percent compared to the end of the fourth quarter of fiscal 2009. Backlog amounts are calculated at January 31, 2010 exchange rates.

Outlook
For the second quarter of fiscal 2010, sales are expected to increase in the range of 26 to 30 percent compared to the second quarter a year ago. Diluted earnings per share are expected to be in the range of $0.81 to $0.89, inclusive of a $0.01 charge related to restructuring activities.

“We are encouraged by current order activity, especially within Advanced Technology Systems and the Asia Pacific region,” said Hilton. “As we look to our second quarter, the restructuring activities and cost reductions we completed over the past year should enable our performance to exceed the strong operating margin level of the quarter just completed. In addition, our customer relationships, geographic footprint, and innovative technology leave us well positioned to take advantage of returning demand wherever it occurs. At the same time, we expect to remain cautious regarding spending, matching our expenditures appropriately with the pace of business recovery and maintaining the structural changes made in 2009.”

Nordson will broadcast its first-quarter conference call on the investor relations page of its Web site, www.nordson.com, on Tuesday, February 23, 2010 at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from James R. Jaye, Director of Communications & Investor Relations at (440) 414-5639 or Jim.Jaye@nordson.com.

Except for historical information and comparisons contained herein, statements included in this release may constitute “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company’s filing with the Securities and Exchange Commission that could cause actual results to differ.

Nordson Corporation is one of the world’s leading producers of precision dispensing equipment that applies adhesives, sealants, coatings and other materials to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures equipment used in the testing and inspection of electronic components as well as technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations and sales support offices in more than 30 countries.

FIRST QUARTER PERIOD	NORDSON CORPORATION
Period Ending January 31, 2010	FINANCIAL HIGHLIGHTS
(Unaudited)	(Dollars in thousands except for per-share amounts)

CONSOLIDATED STATEMENT OF INCOME
		First Quarter
		2010	2009

Net sales		$220,589	$186,608
Cost of sales		88,914	79,371
Selling & administrative expenses		95,405	94,162

Operating profit		36,270	13,075

Interest expense - net		(1,181)	(2,591)
Other income (expense) - net		319	6,679

Income before income taxes		35,408	17,163
Income taxes		8,676	6,007

Net Income		$26,732	$11,156

Return on sales		12%	6%
Return on average shareholders' equity		28%	8%

Average common shares outstanding (000's)		33,665	33,526
Average common shares and common share equivalents (000's)		34,124	33,546

Per share:

Basic earnings		$.79	$.33
Diluted earnings		$.78	$.33

Dividends paid		$.19	$.1825

FIRST QUARTER PERIOD
Period Ending January 31, 2010
(Unaudited)

CONSOLIDATED BALANCE SHEET
		January 31	October 31
		2010	2009

Cash and marketable securities		$29,381	$18,824
Receivables		170,352	191,201
Inventories		105,234	97,636
Other current assets		41,761	39,010
Total current assets		346,728	346,671

Property, plant & equipment - net		115,875	118,291
Other assets		433,886	425,712

		$896,489	$890,674

Notes payable and debt due within one year		$6,389	$5,577
Accounts payable and accrued liabilities		157,284	150,845
Total current liabilities		163,673	156,422

Long-term debt		137,260	152,260
Other liabilities		211,421	212,016
Total shareholders' equity		384,135	369,976

		$896,489	$890,674

Other information:

Employees		3,744	3,681

Common shares outstanding (000's)		33,848	33,678

FIRST QUARTER PERIOD		NORDSON CORPORATION
Period Ending January 31, 2010		FINANCIAL HIGHLIGHTS
(Unaudited)		(Dollars in thousands)

		First Quarter			% Growth over 2009
SALES BY BUSINESS SEGMENT		2010	2009		Volume	Currency	Total

Adhesive dispensing systems		$117,013	$104,321		4.8%	7.4%	12.2%
Advanced technology systems		76,924	56,541		32.1%	3.9%	36.0%
Industrial coating systems		26,652	25,746		-0.7%	4.2%	3.5%

Total sales by business segment		$220,589	$186,608		12.3%	5.9%	18.2%

		First Quarter
OPERATING PROFIT BY BUSINESS SEGMENT		2010	2009

Adhesive dispensing systems		$32,287	$26,152
Advanced technology systems		13,458	1,322
Industrial coating systems		(375)	(2,196)
Corporate		(9,100)	(12,203)

Total operating profit by business segment		$36,270	$13,075

		First Quarter			% Growth over 2009
SALES BY GEOGRAPHIC REGION		2010	2009		Volume	Currency	Total

United States		$59,244	$56,375		5.1%	-	5.1%
Americas		16,544	12,536		22.1%	9.9%	32.0%
Europe		79,017	69,661		2.9%	10.5%	13.4%
Japan		17,810	18,965		-8.8%	2.7%	-6.1%
Asia Pacific		47,974	29,071		58.1%	6.9%	65.0%

Total Sales by Geographic Region		$220,589	$186,608		12.3%	5.9%	18.2%

		First Quarter
SELECTED SUPPLEMENTAL INFORMATION		2010	2009

Depreciation and amortization		$7,705	$7,906
Capital expenditures		$1,716	$5,629
Dividends paid		$6,398	$6,112

NORDSON CORPORATION
ORDER RATES FOR 12-WEEK PERIOD ENDING FEBRUARY 14, 2010
CHANGE FROM PRIOR YEAR

BUSINESS SEGMENT	% CHANGE		GEOGRAPHY	% CHANGE

Adhesive dispensing systems	14%		United States	16%
Advanced technology systems	78%		Americas	29%
Industrial coating systems	29%		Europe	6%
			Japan	9%
Total	33%		Asia Pacific	170%

			Total	33%

Note: Numbers in this table are unaudited and exclude the effects of currency movements.

CONTACT:
Nordson Corporation
James R. Jaye, 440-414-5639
Director, Communications & Investor Relations
Jim.Jaye@nordson.com